UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 21, 2012

ENERGY TELECOM, INC.
(Exact name of registrant as specified in its charter)

Florida	333-167380	65-0434332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084
(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 819-8995

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

By resolution dated December 21, 2012, holders of a majority of the shares of common stock of Energy Telecom, Inc. (the “Company”) approved the following matters by written consent:

●	Elected Thomas Rickards to our Board of Directors, to hold office until his successor is elected and qualified or until his earlier resignation or removal; and

●	Adopted the Energy Telecom, Inc. 2012 Incentive Stock Plan and approved the reservation of 4,000,000 shares of the Company’s class A common stock for issuance thereunder.

Item 7.01                      Regulation FD Disclosure.

In connection with the actions by written consent in lieu of a shareholder meeting, on December 28, 2012, the Company mailed notice to all shareholders as required pursuant to Section 607.0704 of the Florida Business Corporation Act. A copy of the letter to shareholders is furnished herewith as Exhibit 99.01.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.01	Form of letter to shareholders from the Company, dated December 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TELECOM, INC.

Dated: December 28, 2012	BY:	/s/ THOMAS RICKARDS
Thomas Rickards Chief Executive Officer